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                                                                    EXHIBIT 16.1

[PRICEWATERHOUSECOOPERS LOGO]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      BP Tower
                                                      200 Public Square
                                                      27th Floor
                                                      Cleveland, OH 44114-2301
                                                      Telephone (216) 781-3700

August 16, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Telxon Corporation, which we understand are being filed with the Commission today, pursuant to Item 4 of Form 8-K, as part of the Company's Amendment No.1 to its Form 8-K report dated July 19, 1999. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP